Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Somitos Corp.

We hereby consent to the inclusion of our report dated June 11, 2025, relating to the financial statements of Somitos Corp. as of and for the year ended May 31, 2025, in the Registration Statement on Form S-1 and to the reference to our firm under the caption “Experts” in the Registration Statement.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

June 30, 2025